                                                                      EXHIBIT 12

                 DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                      Three Months Ended          Year Ended
                                           January 31,            October 31,
                                  ---------------------------     -----------
                                     2001             2000            2000
                                  ----------       ----------     -----------
                                           (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes               $ 92,532         $ 59,761      $  777,507
 Dividends received from less-
  than-fifty percent owned
  affiliates                                                            3,065
 Fixed charges excluding
  capitalized interest               203,554          150,617         693,626
                                  ----------       ----------     -----------
Total earnings                      $296,086         $210,378      $1,474,198
                                  ==========       ==========     ===========

Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest              $199,327         $146,780      $  677,424
 Portion of rental charges
  deemed to be interest                4,281            3,837          17,122
                                  ----------       ----------     -----------
Total fixed charges                 $203,608         $150,617      $  694,546
                                  ==========       ==========     ===========

Ratio of earnings to
 fixed charges*                         1.45             1.40            2.12


                 DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                        Year Ended October 31,
                                                      -------------------------
                                                         1999          1998
                                                      -----------   -----------
                                                      (In thousands of dollars)

Earnings:
 Income of consolidated group
  before income taxes                                    $365,135    $1,560,032
 Dividends received from less-
  than-fifty percent owned
  affiliates                                                5,734         5,555
 Fixed charges excluding
  capitalized interest                                    571,949       531,817
                                                      -----------   -----------
Total earnings                                           $942,818    $2,097,404
                                                      ===========   ===========

Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest                                   $557,740    $  521,418
 Portion of rental charges
  deemed to be interest                                    15,347        12,451
                                                      -----------   -----------
Total fixed charges                                      $573,087    $  533,869
                                                      ===========   ===========

Ratio of earnings to
 fixed charges*                                              1.65          3.93



                 DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                       Year Ended October 31,
                                                     -------------------------
                                                         1997          1996
                                                     -----------   -----------
                                                     (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes                                 $1,507,070    $1,286,634
Dividends received from less-
  than-fifty percent owned
  affiliates                                               3,591         7,937
Fixed charges excluding
  capitalized interest                                   433,673       410,764
                                                     -----------   -----------
Total earnings                                        $1,944,334    $1,705,335
                                                     ===========   ===========
Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest                                $  422,588    $  402,168
Portion of rental charges
  deemed to be interest                                   11,497         8,596
                                                     -----------   -----------
Total fixed charges                                   $  434,085    $  410,764
                                                     ===========   ===========

Ratio of earnings to
 fixed charges*                                             4.48          4.15

The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries plus dividends received from less-than-fifty percent owned affiliates. "Earnings" consist of income before income taxes, the cumulative effect of changes in accounting and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense, an estimated amount of rental expense which is deemed to be representative of the interest factor, and capitalized interest.

* The Company has not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.